================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 8, 2005



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-16383                  95-4352386
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       File Nunber            Identification No.)

                   717 Texas Avenue
                      Suite 3100
                    Houston, Texas                                77002
        (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR  240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01  Entry into a Material Definitive Agreement.

     On December 8, 2005, the Board of Directors (the "Board") of Cheniere Energy, Inc. (the "Company") compensated each non-employee director of the Company for the period from May 2005 through May 2006 in the amount of $100,000, payable in shares of the Company's restricted stock. An additional payment of $20,000 in the form of restricted stock was approved for the chairman of the Audit Committee and the chairman of the Compensation Committee. The number of shares of restricted stock issued was determined based on the closing price of the Company's common stock as reported on the American Stock Exchange on December 8, 2005, discounted by 25%. Vesting will occur for one-third of the shares on each anniversary of the date of grant beginning on December 8, 2006. A summary of the compensation paid to non-employee directors in the form of restricted stock is attached hereto as Exhibit 10.1, which is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

c) Exhibits

Exhibit
Number          Description
-------         -----------

10.1            Summary of Compensation to Non-Employee Directors
                (filed herewith)






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CHENIERE ENERGY, INC.


Date: December 14, 2005                         By: /s/ Don A. Turkleson
                                                    ----------------------------
                                                Name:  Don A. Turkleson
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

        EXHIBIT INDEX



        Exhibit
        Number                          Description
        -------                         -----------

         10.1                  Summary of Compensation to Non-Employee Directors
                               (filed herewith)